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                                                                    EXHIBIT 3.24

                          ARTICLES OF ORGANIZATION AND
                            CERTIFICATE OF CONVERSION

         Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles:

                                    ARTICLE I

         The name of the limited liability company is Tower Automotive Michigan, LLC.

                                   ARTICLE II

         The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

                                   ARTICLE III

         The street address, which is the same as the mailing address, of the location of the registered office is 5211 Cascade Road, S.E., Grand Rapids, Michigan 49546. The name of the resident agent at the registered office is Jerry L. Broekhuis.

                                   ARTICLE IV

         The filing of these Articles of Organization shall be effective on January 1, 2003.

         Signed this 20 day of December, 2002.

                                /s/ Jerry L. Brockhuis
                                ---------------------------
                                Jerry L. Brockhuis, Assistant Secretary of
                                Tower Automotive Services and Technology, Inc., its Member

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                            CERTIFICATE OF CONVERSION

I hereby certify:

         The name of the limited partnership is Tower Automotive Michigan Limited Partnership.

         The limited partnership formed on September 20, 2000, is cancelled as of the effective date of the Articles of Organization for Tower Automotive Michigan, LLC.

                             /s/ Jerry L. Brockhuis
                             ---------------------------
                                   (signature)

                               Jerrv L. Brockhuis
                               ------------------
                                     (name)

                             Assistant Secretary of
                 Tower Automotive Services and Technology, Inc.,
                              its General Partner
                 -----------------------------------------------
                               (title or capacity)

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